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Exhibit 23.1


A Partnership of Incorporated Professionals                       Amisano Hanson
                                                           Chartered Accountants










            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2 (Amendment #4), dated December 9, 2005, of our report dated October 11, 2005, relating to the consolidated financial statements of Achievers Magazine Inc., as of July 31, 2005 and 2004 and for the two years ended July 31, 2005, which appears in such Form SB-2 (Amendment #4). We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in this Form SB-2.

Vancouver, Canada                                           "Amisano Hanson"
December 9, 2005                                      CHARTERED  ACCOUNTANTS






750 West Pender Street, Suite 604                        Telephone: 604-689-0188
Vancouver, Canada                                        Facsimile: 604-689-9773
V6C 2T7                                                E-mail: amishan@telus.net